Exhibit 99.1

Smart Online Launches OneBiz Conductor™

Big business software delivered over the Web for Small-to-Medium-Sized Businesses

RESEARCH TRIANGLE PARK, N.C., Mar. 3, 2005 - Smart Online® Inc. has launched the first release of its Next Generation Product -- OneBiz Conductor™ -- a suite of hosted, Web-native software applications that gives small businesses with up to 500 employees the power to start, run and grow by integrating sales, banking, accounting, human resources, collaboration and commerce within a Web browser.

OneBiz Conductor (Version 1) is available immediately from Smart Online at http://www.smartonline.com. Smart Online will also syndicate OneBiz Conductor to a network of companies that private-label the platform in order to expand the range of online services they provide to their business customers. The network of companies that already private-label from Smart Online includes, among others, INC Magazine, Fast Company Magazine, JP Morgan Chase, Union Bank of California and Bank One. Smart Online plans to release two other versions with additional applications to this initial version during the next year.

“OneBiz Conductor delivers big-business enterprise resource planning (ERP) to small-to-medium-sized businesses,” said Tim Bajarin, president of industry analyst Creative Strategies Inc. “It’s a hosted, on-demand service that does not rely on desktop software. It eliminates software installations, upgrades, maintenance and tech support. It’s what you need, when you need it, for a low monthly subscription fee. And it gets you out of the business of fixing computers and back to the business of working with customers and generating revenue.”

Unlike ERP systems that trap business users into proprietary applications, OneBiz Conductor is an ERP platform that uses open industry standards to pass data seamlessly between multiple applications. This permits business users and syndicators to quickly expand OneBiz Conductor with applications from Smart Online and companies that partner with Smart Online.

“Enter your information once, and OneBiz dynamically updates multiple applications,” said Michael Nouri, president of Smart Online, which pioneered Web-delivered Software-as-Service applications and the private-labeling of those applications by syndicating companies.

“OneBiz provides a customizable dashboard that gives users one-stop access to all of their critical business information. The dashboard tailors information to each user. The VP of sales sees different data than the VP of operations. You can customize the look and feel of your calendar, planner and contact management system,” said Nouri.

About Smart Online

Smart Online Inc., www.smartonline.com, is one of the pioneers of Web-native applications for researching and writing business plans, incorporating, preparing personnel policies, applying for loans, drafting leases for office space and equipment, and other business tasks. The company is the first to to offer a private label syndicated online business platform that enables Web delivery of critical applications and services to small-to-medium businesses. Smart Online led the industry by converting to Software-as-Service (SaS) Web delivery in 1999. Today, the company markets Web-based applications to customers via Smart Online's Web site and by private labeling its syndicated software services for use on large corporate Web sites in the financial services, media, manufacturing and telco industries.

Forward-Looking Statements

Statements in this press release that are "forward-looking statements," which include plans for product release dates and product demonstrations, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions and product announcements by other companies. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors Section of Smart Online’s SEC filings, including, but not limited to, its Registration Statement on Form SB-2, copies of which may be obtained on the website of the Securities and Exchange Commission. All information in this press release is as of March 3, 2005. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.

Company contact:

Tom Furr
Vice President, Business Development
Smart Online Inc.
919-765-5000
tfurr@smartonline.com

PR contact:

Steve Leon
President
Technopolis® Communications Inc.
512-288-0950
sl@technopolis.com

2